Exhibit 10.1

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of October 24, 2016, is entered into by and among (i) Smart Server, Inc., a Nevada corporation (the "Company"), (ii) Berrard Holdings Limited Partnership, a Delaware limited partnership (“BHLP”), (iii) Steven R. Berrard (together with BHLP, “Berrard”), (iv) Marshall Chesrown (“Chesrown”), and (v) the other stockholders of the Company listed on the signature page (the “Stockholders”) (each of the Company, Berrard, Chesrown and the Stockholders is a "Party" and collectively are referred to in this Agreement as the "Parties").

WHEREAS, Chesrown and each of the Stockholders have entered into a letter agreement (each, a "Purchase Agreement") pursuant to which BHLP has sold to the respective party shares of common stock, par value $0.001 (the "Common Stock"), of the Company as set forth in such Purchase Agreement; and

WHEREAS, the Parties desire to provide for certain governance rights and other matters, and to set forth certain rights and obligations of the Parties with respect to the Company and the Shares of Common Stock owned by such Party on and after the date hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS
As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any (a) director, officer, limited or general partner, member or stockholder holding five percent (5%) or more of the outstanding capital stock or other equity interests of such Person, (b) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (a) above relating to such Person) and (c) other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

"Berrard Directors" has the meaning set forth in Section 2.1(d).

“Board” means the Board of Directors of the Company.

“Charter” means the Articles of Incorporation of the Company, as amended from time to time.

“Chesrown Directors” has the meaning set forth in Section 2.1(a).

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Control” means (including, with correlative meanings, “controlled by” and “under common control with”), with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Equity Securities” means all shares of capital stock of the Company, including, without limitation, all securities convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock, including any stock appreciation or similar rights, contractual or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

ARTICLE II
BOARD REPRESENTATION
2.1. Board Representation.
(a) As of the date hereof, the Board shall be comprised of five (5) directors. Beginning at the closing of the transactions contemplated by the Purchase Agreement and thereafter, for so long as Chesrown, or an Affiliate of Chesrown beneficially owns, in the aggregate, at least 1,000,000 shares of the Company's issued and outstanding Common Stock (the "Minimum Threshold"), the Board shall be comprised of no more than five (5) directors, and Chesrown shall be entitled to (i) nominate three (3) individuals to the Board (such individuals, including their respective successors, the “Chesrown Directors”), to serve as members of the Board until their respective successors are elected and qualified, (ii) nominate any successor to each Chesrown Director, and (iii) direct the removal from the Board of any Chesrown Director; provided, that at least two of the Chesrown Directors shall be “independent” as defined by the applicable rules and regulations of the SEC and the NASDAQ stock market. The Chesrown Directors shall initially be Marshall Chesrown, Mitch Pierce, and Kevin Westfall.
(b) Beginning with the first annual meeting of stockholders following the closing of the transactions contemplated by the Purchase Agreement with Chesrown and thereafter, for so long as Chesrown or an Affiliate of Chesrown beneficially owns, in the aggregate, at least the Minimum Threshold, each nomination to the Board of any Chesrown Director for election at an annual meeting of stockholders of the Company shall be made by delivering to the Company a notice signed by Chesrown, which notice shall include the names and qualifications of such proposed Chesrown Directors. As promptly as practicable, the Company shall provide a copy of such notice to the Company’s Corporate Governance and Nominating Committee (the “Committee”), which shall, if the proposed Chesrown Director satisfies the criteria for qualifications of directors set forth in the Charter of the Committee (the “Charter”) in all material respects, as determined in good faith by the Committee, at the next Committee meeting at which Board nominees are determined for purposes of the Company’s annual meeting of stockholders, make a recommendation to the Board that such Chesrown Directors shall be nominated for election to the Board at the Company's next annual meeting of stockholders and shall, in the Company’s proxy statement relating to such annual meeting, recommend to the Company's Stockholders that the Stockholders should vote their shares in favor of the election of the proposed Chesrown Directors. If the Committee reasonably determines in good faith that a proposed Chesrown Director does not meet such criteria, the Committee shall notify Chesrown of such fact within 10 days following receipt of the Chesrown Notice, specifying in reasonable detail the reasons for the determination that such criteria have not been met, and within 10 calendar days Chesrown may submit to the Committee a new proposed Chesrown Director.
(c) For so long as Chesrown or an Affiliate of Chesrown beneficially owns, in the aggregate, at least the Minimum Threshold, each nomination to the Board of any Chesrown Director for election other than at an annual meeting of stockholders of the Company (whether due to the resignation, removal or death of a Chesrown Director or otherwise) shall be made by delivering to the Company a notice signed by Chesrown, which notice shall include the names and qualifications of such proposed Chesrown Director. As promptly as practicable, the Company shall provide a copy of such notice to the Committee, which shall, if the proposed Chesrown Director satisfies the criteria for qualifications of directors set forth in the Charter in all material respects, as determined in good faith by the Committee, as promptly as practicable, make a recommendation to the Board that such Chesrown Directors shall be appointed for election to the Board, which appointment may be made by the Board to the extent permitted pursuant to the Company’s bylaws. As promptly as practicable thereafter, the Company shall take or cause to be taken such corporate actions as may be required to cause such appointment to be effected. If the Committee reasonably determines in good faith that such proposed Chesrown Director does not meet such criteria, the Committee shall notify Chesrown of such fact within 10 days of receipt of the Chesrown Notice, specifying in reasonable detail the reasons for the determination that such criteria have not been met, and within 10 calendar days Chesrown may submit to the Committee a new proposed Chesrown Director.

(d) Beginning at the closing of the transactions contemplated by the Purchase Agreement with Chesrown and thereafter for so long as Berrard, or an Affiliate of Berrard beneficially owns, in the aggregate, at least the Minimum Threshold, the Board shall be comprised of no more than five (5) directors, and Berrard shall be entitled to (i) nominate one individual to the Board (such individual, including such individual's successor, the “Berrard Director”), to serve as a member of the Board until the Berrard Director's successor is elected and qualified, (ii) nominate any successor to the Berrard Director, and (iii) direct the removal from the Board of the Berrard Director. The Berrard Directors shall initially be Steven R. Berrard.
(e) Beginning with the first annual meeting of stockholders following the closing of the transactions contemplated by the Purchase Agreement with Chesrown and thereafter, for so long as Berrard, or an Affiliate of Berrard beneficially owns, in the aggregate, at least the Minimum Threshold, each nomination to the Board of any Berrard Director for election at an annual meeting of stockholders of the Company shall be made by delivering to the Company a notice signed by Berrard, which notice shall include the name and qualifications of the proposed Berrard Director. As promptly as practicable, the Company shall provide a copy of such notice to the Committee which shall, if the proposed Berrard Director satisfies the criteria for qualifications of directors set forth in the Charter in all material respects, as determined in good faith by the Committee, at the next Committee meeting at which Board nominees are determined for purposes of the Company’s annual meeting of stockholders, make a recommendation to the Board that such Berrard Director shall be nominated for election to the Board at the Company's next annual meeting of stockholders and shall, in the Company’s proxy statement relating to such annual meeting, recommend to the Company's Stockholders that the Stockholders should vote their shares in favor of the election of the proposed Berrard Directors. If the Committee reasonably determines in good faith that a proposed Berrard Director does not meet such criteria, the Committee shall notify Berrard of such fact within 10 days following receipt of the Berrard Notice, specifying in reasonable detail the reasons for the determination that such criteria have not been met, and within 10 calendar days Berrard may submit to the Committee a new proposed Berrard Director.
(f) For so long as Berrard or an Affiliate of Berrard beneficially owns, in the aggregate, at least the Minimum Threshold, each nomination to the Board of any Berrard Director for election other than at an annual meeting of stockholders of the Company (whether due to the resignation, removal or death of a Berrard Director or otherwise) shall be made by delivering to the Company a notice signed by Berrard, which notice shall include the names and qualifications of such proposed Berrard Director. As promptly as practicable, the Company shall provide a copy of such notice to the Committee, which shall, if the proposed Berrard Director satisfies the criteria for qualifications of directors set forth in the Charter in all material respects, as determined in good faith by the Committee, as promptly as practicable, make a recommendation to the Board that such Berrard Director shall be appointed for election to the Board, which appointment may be made by the Board to the extent permitted pursuant to the Company’s bylaws. As promptly as practicable thereafter, the Company shall take or cause to be taken such corporate actions as may be required to cause such appointment to be effected. If the Committee reasonably determines in good faith that such proposed Berrard Director does not meet such criteria, the Committee shall notify Berrard of such fact within 10 days of receipt of the Berrard Notice, specifying in reasonable detail the reasons for the determination that such criteria have not been met, and within 10 calendar days Berrard may submit to the Committee a new proposed Berrard Director.

(g) The Company shall include in the slate of nominees recommended by the Board for election as directors each Chesrown Director and the Berrard Director for so long as Chesrown and Berrard, respectively, are entitled to nominate the Chesrown and Berrard Directors pursuant to this Agreement. Each of Berrard, Chesrown, and each of the Stockholders covenants and agrees to vote all Equity Securities held by such person or their Affiliate for the election to the Board of all individuals nominated in accordance with this Section 2.1.
2.2. Vacancies and Removal.
(a) The Berrard and Chesrown Directors will be elected at each annual meeting of the Company’s stockholders and will serve until their successors are duly elected and qualified or until their earlier resignation or removal in accordance with this Agreement.
(b) Each of Berrard and Chesrown agrees to vote, or cause to be voted, all Equity Securities beneficially owned by them, or over which such person has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:
(i) no Berrard or Chesrown Director may be removed from office unless such removal is directed or approved by Berrard or Chesrown, respectively, or such removal is for cause, as reasonably determined in good faith by the Board; and
(ii) any vacancies created by the resignation, removal or death of a Berrard or Chesrown Director shall be filled as proposed by Berrard or Chesrown, respectively, in accordance with Section 2.1 of this Agreement.
2.3. Restrictions on Transfer and Other Agreements.
(a) Each of Berrard, Chesrown, and the Stockholders hereby agrees that Berrard, Chesrown, or such Stockholder will not, prior to the first anniversary of the date hereof (the “Restricted Period”), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (“Transfer”). The foregoing sentence shall not apply to (a) Transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (b) Transfers to such Stockholder’s family or by will or intestate succession to such Stockholder’s family or to a trust, the beneficiaries of which are exclusively such Stockholder or members of such Stockholder’s family, (c) Transfers by such Stockholder to any entity that is directly or indirectly Controlled by, or is under common Control with, such Stockholder, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the Restricted Period, or (e) Transfers of equity securities of the Company for purposes of paying any such Stockholder’s tax liability related to or in connection with vested equity awards (“Permitted Transfers”).
(b) Neither Berrard or Chesrown, nor any Stockholder nor any of their respective Affiliates shall grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with any Person with respect to its Common Stock if and to the extent the terms thereof conflict with the provisions of this Agreement and each of Berrard and Chesrown shall take all necessary actions within its power to cause the Company to comply with the provisions of this Agreement.

ARTICLE III
MISCELLANEOUS
3.1. Termination.
This Agreement shall terminate and be of no further force and effect upon the written agreement of Mr. Berrard and Mr. Chesrown.

3.2. Successors and Assigns; Beneficiaries.
Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto and any of their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, that each Party (from time to time party hereto) shall be entitled to assign its rights and obligations hereunder to any Affiliate of such Party; provided, such transferee executes a joinder agreeing to be bound by the terms of this Agreement in the same capacity as the transferring Party.

3.3. Amendment and Modification; Waiver of Compliance.
(a) This Agreement may be amended only by a written instrument duly executed by the Company and the Parties hereto.
(b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
3.4. Notices.
Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by e-mail, facsimile, or first class mail, or by Federal Express, United Parcel Service or other similar courier or other similar means of communication to:
the Company or Berrard:
4521 Sharon Road
Suite 370
Charlotte, NC 28211

with a copy to:
Akerman LLP
Attn: Michael Francis
350 East Las Olas Blvd, Suite 1600
Fort Lauderdale, FL 33301
michael.francis@akerman.com
Fax: 954.463.2224

Chesrown:
Marshall Chesrown
7303 Tidal Trace
Arlington, TX 76016

with a copy to:

S. Lee Terry, Jr.
Davis Graham & Stubbs LLP
1550 17th Street #500
Denver, CO 80202
less.terry@dgslaw.com
Fax: 303.893.1379

The Stockholders:
at such address set forth opposite such Stockholder’s
name on the signature page,
or, in each case, to such other address as such party may designate in writing to the other parties by written notice given in the manner specified herein.
3.5. Specific Performance.
Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.
3.6. Entire Agreement.
The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter.
3.7. Severability.
If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

3.8. Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflicts of law principles thereof.

3.9. Waiver of Jury Trial.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM IN RESPECT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY AGREES THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

3.10. Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
3.11. Further Assurances.
At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

3.12. Schedule 13D.
In accordance with the requirements of Rule 13d-1(k) under the Exchange Act, as amended (the “Exchange Act”), and subject to the limitations set forth therein, each Party agrees to file an appropriate Schedule 13D no later than 10 calendar days following the date hereof and, if required a Form 3 no later than 10 calendar days following the date of the closing of the Party's purchase of Equity Securities pursuant to the Party's Purchase Agreement.

IN WITNESS WHEREOF, each of the undersigned has signed this Stockholders’ Agreement as of the date first above written.
Smart Server, Inc.

By:	/s/ Steven R. Berrard
Title:	Chief Executive Officer, Chairman and
Interim Chief Financial Officer

Berrard Holdings Limited Partnership

Berrard Holdings, LLC, its general partner

By:	/s/ Steven R. Berrard
Title:	Sole Member

/s/ Steven R. Berrard
Steven R. Berrard

/s/ Marshall Chesrown
Marshall Chesrown

Stockholder:

JWC Investments, Inc.

	/s/ Jeff Check	/s/ Tom Byrne
	Jeff Cheek	Tom Byrne

Blue Flame Capital, LLC

By:	/s/ Denmar J. Dixon	/s/ Jack Lynn
	Denmar J. Dixon	Jack Lynn

	/s/ Tom Aucamp	/s/ Jay Goodart
	Tom Aucamp	Jay Goodart

	/s/ Beverly Rath	/s/ Ralph Wegis
	Beverly Rath	Ralph Wegis

{39816765;1}
[Signature Page to Stockholders’ Agreement]